                                                                    EXHIBIT 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                LICENSE AGREEMENT

This Agreement is made and entered into this 11th day of July, 2002 (the "Effective Date") by and between Shionogi & Co., Ltd., a Japanese corporation having its principal office at 1-8 Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan ("Shionogi") and Peninsula Pharmaceuticals, Inc., a Delaware corporation having its principal office at 6540 Kaiser Road, Fremont, CA 94555, USA ("Peninsula"). Peninsula and Shionogi may be referred to herein individually as a "Party", and collectively as the "Parties".

                                   WITNESSETH:

WHEREAS, Shionogi is engaged in the development and manufacturing of the chemical compound having its internal code number S-4661, and Peninsula has evaluated S-4661 under the Non-Disclosure Agreement dated May 15, 2001 and the Material Transfer Agreement dated September 18, 2001 (collectively, "Secrecy Agreement");

WHEREAS, Peninsula showed its interest in developing, manufacturing and selling the S-4661 in the Territory (as hereinafter defined), and the Parties negotiated in good faith major terms and conditions of a possible license agreement on S-4661;

WHEREAS, through the due diligence investigations concerning S-4661 conducted by Peninsula under the Letter of Intent dated March 12, 2002 between the Parties ("Letter of Intent") to which the list of major terms and conditions of licensing from Shionogi to Peninsula are attached, Peninsula is interested in pursuing the development and commercialization of S-4661 in the Territory and desirous of obtaining from Shionogi certain license necessary therefor; and

WHEREAS, Shionogi is willing to grant such license to Peninsula under the terms and conditions set forth hereinafter;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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NOW, THEREFORE,  in consideration of the covenants contained herein, the Parties hereto hereby agree as follows;

ARTICLE 1  DEFINITIONS

As used in this Agreement, the following capitalized terms (the singular may include the plural and vice versa) shall have the following meanings:

1.1 "Affiliates" shall mean any company or organization directly or indirectly controlling, controlled by, or under common control with Peninsula or Shionogi, as the case may be. For this purpose, "control" shall mean the power (whether or not normally exercised), to direct the management and affairs of the subject corporation or entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. In case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting securities shall in any case be deemed to confer "control".

1.2 "Controlled" means, with respect to any Information or intellectual property right, that the Party owns or has a license to such Information or intellectual property right and has the ability to grant to the other Party access, a license, or a sublicense to such Information or intellectual property right as provided for in the Agreement without violating an agreement with or rights of a third party.

1.3  "Compound" shall mean a methylcarbapenem antibiotic compound with the molecular formula of C(15)H(24)N(4)O(6)S(2) and the chemical name of (+)-(4R,5S,6S)-6-[(1R)-1-hydroxyethyl]-4-methyl-7-oxo-3-[[(3S,5S)-5-
     [(sulfamoylamino)methyl]-3-pyrrolidinyl]thio]-1-azabicyclo[3.2.0]hept-2-
     ene-2-carboxylic acid, the chemical structure of which is shown in Appendix I hereto. The "Compound" may also be referred to as S-4661 or Doripenem (designated as International Nonproprietary Names for Pharmaceutical Substances; INN).

1.4 "FDA" shall mean the United States Food and Drug Administration or any successor thereto having the administrative authority to regulate the investigation, development and marketing of human pharmaceutical products in the United States.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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1.5  "GMP" shall mean the current good manufacturing practices required by the
     FDA and set forth in the Food, Drug & Cosmetic Act or FDA regulations, policies or guidelines in effect at a particular time, for the manufacturing and testing of pharmaceutical materials.

1.6 "ICH" shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.7 "Information" shall mean any confidential or proprietary information of any kind other than Know-How (as hereinafter defined) that is communicated by or on behalf of one Party to the other Party, whether orally, in writing or otherwise, under this Agreement.

1.8 "Know-How" shall mean any scientific or technical information and data relating to the Compound and/or the Licensed Product (as hereinafter defined) owned and/or Controlled by Shionogi, including but not limited to pre-clinical, clinical, manufacturing, and/or regulatory documentation, data, information, or reports, which is necessary and/or useful for Peninsula's development or commercialization of the Licensed Product in the Territory.

1.9 "Licensed Patents" shall mean (a) patents and patent applications listed in Appendix II hereto, including without limitation United States Patent Numbers [*] and [*]; (b) any patents issuing on the patent applications listed in Appendix II, including without limitation Patent Application Number [*]; (c) any additions, divisions, continuations, continuations-in-part, extensions, reissues, renewals, substitutions, and reexaminations of the patents and patent applications in (a) and (b); and
     (d) counterparts of the foregoing patent applications and patents issued by or filed in any country or other jurisdiction in the Territory.

1.10 "Licensed Product" shall mean any pharmaceutical product intended for use for the prevention and/or treatment of various bacterial infectious diseases, or other appropriate uses, in humans that contains the Compound as an active ingredient. As of the Effective Date, the Licensed Product shall be considered to be vial-filled product containing a 250 mg and/or 500 mg strength of the Compound.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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1.11 "Registration Approval" shall mean, with respect to a country in the
     Territory, all approvals, licenses, registrations, or authorizations by an applicable Regulatory Authority (as hereinafter defined) necessary to import, commercialize and market the Licensed Product in such country, including pricing and reimbursement approval in such country.

1.12 "Regulatory Authority" shall mean the FDA in the United States, and the equivalent regulatory authority or governmental entity having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, and sale of pharmaceutical products in any country or jurisdiction other than the United States.

1.13 "Specifications" shall mean the specifications set forth in Appendix V for the of the Licensed Product, as they may be amended from time to time by agreement of the Parties.

1.14 "Territory" shall mean the United States of America, Canada and Mexico.

ARTICLE 2 GRANT OF LICENSE

2.1  License Grant

     Shionogi hereby grants to Peninsula, during the term of this Agreement, the sole and exclusive license under the Licensed Patents and Know-How, to develop, import, use, market, sell and/or offer for sale Licensed Products in the Territory. For the purpose of this Article, the license granted to Peninsula hereunder shall not include any right to manufacture the Compound. Under the said license, Peninsula shall be permitted to have its subcontractors (such as contract research organizations and contract sales organizations), distributors (wholesalers), resellers and retailers perform the same obligations undertaken by Peninsula under this Agreement.

2.2  Sublicense

     Subject to Article 7 hereof, Peninsula shall have the right to grant sublicenses, under the license granted pursuant to Section 2.1 to any third parties ("Sublicensees"); provided, however, that in case Peninsula is desirous of granting a sublicense to a third party, Peninsula shall obtain Shionogi's prior written consent, which consent shall not

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     be unreasonably withheld, and shall guarantee that all of its Sublicensees will comply with all applicable terms and conditions of this Agreement undertaken by Peninsula.

2.3  Covenants Regarding Licenses

     Subject to Article 7 hereof, Shionogi hereby covenants and agrees that Shionogi and its Affiliates shall not develop, market or sell, or license any other party to develop, market or sell, in the Territory any product containing the Compound for human use.

ARTICLE 3 DEVELOPMENT

3.1  Shionogi's assistance

     Shionogi shall disclose to Peninsula all available Know-How, including but not limited to that set forth in Appendix III hereto, after the Effective Date without delay. Any additional Know-How developed or acquired by Shionogi thereafter shall be promptly disclosed to Peninsula. Peninsula will be free to utilize the Know-How for Peninsula's development and/or commercialization of the Licensed Product in the Territory.

3.2  Development Committee

(a) Shionogi and Peninsula shall establish a Joint Development Committee ("JDC") which will consist of [*] from Shionogi and Peninsula. The representatives of each Party may be changed from time to time at the discretion of the Party making such change upon written notice by the Party to the other.

(b) The JDC shall meet periodically, in principle semi-annually, in alternating home office locations or via videoconference or teleconference, whichever is appropriate. Each Party shall bear its costs associated with attendance at the JDC meetings.

(c) The JDC shall discuss and decide on the development plan and strategy for the development in the Territory of the Licensed Product, including [*]. It is agreed by the Parties that the underlying concept in establishing such development plan and strategy shall be reasonably consistent with that employed by Shionogi for the development of the product containing the Compound in Japan. Further, the JDC shall review the progress of the development activities conducted by Peninsula. Shionogi and Peninsula shall make the minutes of the JDC meetings jointly in order to confirm the matters discussed and the decision made at the JDC meetings.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(d)  All decisions of the JDC shall be made by unanimous consent. In case the
     JDC cannot reach unanimous consent because of the difference in opinions between the Parties, such dispute shall be referred to the President of Peninsula and [*] of Shionogi, who will meet promptly and use diligent good faith efforts to seek a resolution. If the matter is not resolved by such executives within [*] days, it shall be resolved according to the mechanism set forth in Article 21.

3.3  Development activity

(a) Peninsula (or its contractor or Sublicensee) shall use reasonable efforts to undertake all development work necessary to obtain Registration Approval for the Licensed Product for the Territory at its own expense and risk in accordance with the development plan and strategy decided by the JDC as if the Licensed Product were Peninsula's own product. Further, Peninsula, when commercially and financially reasonable, shall conduct development work in accordance with ICH guidelines.

(b) Promptly after the Effective Date, Peninsula shall prepare a preliminary development plan, which contains an estimated time-line for clinical studies, the filing of an Investigational New Drug ("IND") application and New Drug Application ("NDA"), and a target date for the commercial launch of the Licensed Product in the United States of America and Canada. Within sixty (60) days from the Effective Date, the JDC shall review and approve a development plan ("Development Plan") based on the preliminary development plan to be prepared by Peninsula. The initial Development Plan shall be attached to this Agreement as Appendix IV. From time to time during the term of this Agreement, the JDC shall review and modify, as appropriate based on development results, the Development Plan, and any updates, revisions, or modifications to the Development Plan shall be attached to this Agreement as Appendix IV, provided, however, that updates, revisions or modifications to the Development Plan that are needed due to delays caused by Peninsula's negligence or willful misconduct in the development work shall not be made unless Shionogi agrees to such changes.

(c) Peninsula shall provide Shionogi with any synopses of protocols for clinical trials relating to the Licensed Product planned by Peninsula prior to the initiation thereof in order to provide Shionogi with an opportunity to review and comment thereon. Peninsula shall reasonably consider Shionogi's comments, provided that Peninsula receives such comments no later than [*] days after Shionogi receives such synopses. Peninsula shall provide Shionogi with copies of all finalized protocols prior to the initiation of the applicable study.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(d)  Peninsula shall inform and report in writing to Shionogi its development progress from time to time in order for Shionogi to evaluate the development status. If Peninsula files an IND and/or NDA with the FDA, Peninsula shall provide Shionogi with a summary of such filings submitted to the FDA (including any amendments thereto). If Peninsula foresees or becomes aware of any delay of [*] months or more in the actual development of the Licensed Product as compared with the estimated timeline set forth in the then-current Development Plan, Peninsula shall inform Shionogi of such delay in writing no later than ten (10) days after becoming aware of such delay. In the event that Peninsula so informs Shionogi, the JDC shall convene a special meeting to discuss the reasons and potential countermeasures for such delay, and to discuss appropriate revisions to the Development Plan. If necessary, the JDC shall amend the Development Plan. If any such delay in development is attributable to Peninsula's negligence or willful misconduct, Shionogi may terminate this Agreement in accordance with Section 17.2 hereof if Peninsula does not initiate diligent efforts to address and minimize the delay to Shionogi's reasonable satisfaction within [*] days after Shionogi determines such delay is attributable to Peninsula's negligence or willful misconduct.

(e) Subject to applicable laws in the Territory, Peninsula shall provide Shionogi with all data, information and documents obtained by Peninsula promptly after Peninsula obtains final reports of each pre-clinical or clinical study for a Licensed Product and give Shionogi reasonable assistance in obtaining registration approval for the products containing the Compound outside the Territory. Shionogi will be free to utilize such data, information and documents to develop and commercialize the products containing the Compound in countries outside the Territory. At Peninsula's request, Shionogi shall give Peninsula reasonable assistance in obtaining Registration Approval in the Territory.

3.4  Shionogi representative(s)' visit

     Upon the request of Shionogi, Peninsula shall allow Shionogi representative(s) to attend Peninsula's meetings concerning development of the Compound and/or the Licensed Product (including internal meetings and meetings with investigators and Regulatory Authorities); provided, however, that Shionogi shall obtain Peninsula's approval in advance with respect to such attendance of Shionogi representative(s), which approval shall not be unreasonably withheld, and that any Shionogi representative(s) shall be bound by obligations of confidentiality consistent with the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     obligations contained in Article 16 with respect to the information disclosed at such meetings.

ARTICLE 4 FIRST REFUSAL RIGHT FOR EUROPEAN TERRITORY

     Within [*] years from the Effective Date and in the event Shionogi decides to seek a partner or grant a license with respect to the Compound and/or the Licensed Product in one or more countries in the European Union ("European Territory"), Shionogi shall first provide to Peninsula written notice offering to Peninsula the opportunity to enter into the negotiation with Shionogi. Peninsula shall have [*] days in which to provide to Shionogi written notice that it wishes to enter into negotiations with Shionogi. If Peninsula provides such written notice to Shionogi within such [*] day period, the Parties shall promptly enter into good faith negotiations for reasonable terms and conditions for, and to amend this Agreement to include, a license with respect to the Licensed Product in such European Territory, and shall negotiate for up to [*] days from the date of Peninsula's notice. If Peninsula does not exercise its right of first negotiation within the [*] day period or if the Parties fail to execute an amendment of this Agreement within the [*] day period, Shionogi shall be free to discuss terms and conditions with a third party for the possible partnership or license in the European Territory; provided, however, that Shionogi shall not grant to a third party any right to negotiate on terms and conditions materially more favorable to such third party than the terms and conditions last offered by Shionogi to Peninsula without first offering such more favorable terms and conditions to Peninsula for Peninsula's consideration and possible acceptance.

ARTICLE 5 CONSIDERATION

5.1  Milestone Payment.

     In consideration of the license granted by Shionogi to Peninsula herein, Peninsula shall pay Shionogi the following non-refundable, one-time payments, which total in the aggregate one million eight hundred thousand US dollars (US$ 1,800,000). Such payments shall be made upon the first occurrence of each milestone specified below:

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     i.   Within thirty (30) days of the Effective Date, Peninsula shall pay the non-refundable payment of [*] US dollars (US$ [*]) to Shionogi.

     ii. Upon the first dosing of a human subject with a Licensed Product, regardless of geographical location, Peninsula shall pay the non-refundable payment of [*] US dollars (US$ [*]) to Shionogi.

     iii. Upon the acceptance of the first IND by a Regulatory Authority as to the Phase II or Phase III clinical study (whichever occurs first) in the Territory, Peninsula shall pay the non-refundable payment of [*] US dollars (US$ [*]) to Shionogi.

     iv. Upon submission of the first NDA for a Licensed Product in the Territory, Peninsula shall pay the non-refundable payment of [*] US dollars (US$ [*]) to Shionogi.

     v. Upon obtaining Registration Approval of the Licensed Product for the first indication from the FDA, Peninsula shall pay the non-refundable payment of [*] US dollars (US$ [*]) to Shionogi.

     Peninsula shall inform Shionogi of the occurrence of each milestone event set forth in Subsections (ii) to (v) hereof in writing within [*] business days after each such occurrence.

     For clarity, the foregoing milestone payments will be made only once as to each milestone under this Agreement.

5.2  Delay

     If, due to the negligence or willful misconduct of Peninsula, each milestone event stipulated in Subsection 5.1 (iii), (iv) and (v) does not occur within [*] after the target dates set forth for such events in the then-current Development Plan, the non-refundable milestone payments set forth in Subsections (iii), (iv) and (v) of Section 5.1, as applicable, shall become due upon the expiration of the applicable [*] period.

5.3  Bank Account

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     All milestone payments made by Peninsula to Shionogi under this Article 5 shall be paid in United States dollars and remitted by wire transfer to the following bank account of Shionogi:

         BANK ACCOUNT
         Bank Name:               [*]
         Bank Address:            [*]
         Account Name:            Shionogi & Co., Ltd.
         Account No.:             [*]

5.4  Tax treaty

     The payments to be made hereunder by Peninsula to Shionogi shall be net payments, i.e. without deduction of any bank or transfer charges and any taxes, levies or duties levied on such payments in the country of Peninsula by any governmental authority, except that Peninsula shall be entitled to deduct from the payments to be made to Shionogi the withholding tax, if applicable, levied on the payments and shall undertake to pay such withholding tax on behalf of Shionogi and shall provide Shionogi with a receipt for such payment or other taxation certificate without delay following the payment.

ARTICLE 6 MARKETING

6.1  Exchange of Information

     The Parties shall meet periodically, at least once a year, to exchange any information and documents each Party possesses or obtains regarding marketing of products containing the Compound, including but not limited to the marketing plan and/or strategy of each Party. The initial meeting shall be held not later than [*] months prior to the anticipated commercial launch date of the Licensed Product in the United States.

6.2  Diligent efforts

     Peninsula shall use its diligent efforts in the promotion, marketing and sale of the Licensed Product with the goal of maximizing the profit from sales of the Licensed Products as early as reasonably practical and maintaining such sales as long as commercially reasonable.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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\
6.3  Package insert and promotional materials

(a) To assist Peninsula's marketing activities, Shionogi shall provide Peninsula with all information useful for the sale and promotion of the Licensed Products by Peninsula.

(b) To the extent allowable by law, Peninsula shall ensure that all Licensed Product packaging, package inserts and significant promotional materials associated with the Licensed Products include the logo or company name of "Shionogi & Co., Ltd.". Peninsula agrees to provide Shionogi with samples of significant written promotional materials prior to the actual use thereof in order to obtain Shionogi's approval thereon, which approval shall not be unreasonably withheld.

ARTICLE 7 OPTION FOR COLLABORATION

     In the event Peninsula decides to seek a partner (including the Sublicensee stipulated in Section 2.2 hereof) for the development and/or the marketing of the Compound and/or the Licensed Product for the Territory (a "Collaboration"), Peninsula shall first provide to Shionogi written notice offering to Shionogi the opportunity to enter into such Collaboration. Shionogi shall have [*] days in which to provide to Peninsula written notice that it wishes to enter into negotiations with Peninsula for such Collaboration. If Shionogi provides such written notice to Peninsula within such [*] day period, the Parties shall promptly enter into good faith negotiations for reasonable terms and conditions for and to execute a Collaboration Agreement, and shall negotiate for up to [*] days from the date of Shionogi's notice. If Shionogi does not exercise its right of first negotiation within the [*] day period or if the Parties fail to execute the Collaboration Agreement within the [*] day period, Peninsula shall be free to discuss terms and conditions with a third party for entering into such Collaboration, provided however that Peninsula shall not grant to a third party any right or sublicense to enter into such Collaboration on terms and conditions materially more favorable to such third party than the terms and conditions last offered by Peninsula to Shionogi without first offering such more favorable terms and conditions to Shionogi for Shionogi's consideration and possible acceptance.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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ARTICLE 8 CLINICAL SUPPLY

8.1  Supply of the Clinical Sample

     Shionogi shall manufacture or have manufactured and supply to Peninsula Peninsula's entire requirements of the Licensed Products which contain a 250 mg and/or 500 mg strength of the Compound for Phase I, Phase II, and Phase III clinical studies for and in the Territory ("Clinical Sample"). The Parties hereby acknowledge that, prior to the Effective Date, Peninsula has placed an initial purchase order for [*], 250 mg strength vials of Clinical Samples. Shionogi hereby agrees to manufacture or have manufactured and supply such quantity of Clinical Samples to Peninsula no later than November 1, 2002 or such other date as the Parties may mutually agree.

8.2  Quality Control and Quality Control Audits

     Shionogi shall maintain (or cause to be maintained) a quality control and testing program consistent with then-current [*] ("[*]"), as applicable, to ensure that the Clinical Samples supplied to Peninsula conform to the Specifications (the "Quality Control Procedures").

8.3  Records and Samples.

     Shionogi shall maintain (or cause to be maintained) complete, accurate, and authentic accounts, notes, data, and records pertaining to its manufacture, processing, Quality Control Procedure test results, and packaging of the Clinical Samples in accordance with [*].

8.4  Delivery

     The Clinical Samples ordered shall be delivered [*] (Incoterms 2000). Each shipment of the Clinical Samples shall be accompanied by a certificate of analysis (i) confirming that Shionogi (or its contract manufacturer) followed the Quality Control Procedures (as defined in Section 8.2) for the testing of such Clinical Samples, (ii) containing the quality control test results, and (iii) confirming that the Clinical Samples supplied to Peninsula conform to the Specifications (the "Certificate of Analysis").

8.5  Supply Price

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     Shionogi shall supply to Peninsula the first [*] vials of 250 mg strength
     Clinical Samples [*] to Peninsula ([*]). Each subsequent vial of 250 mg strength Clinical Samples supplied to Peninsula hereunder shall be at a price equal to [*] per vial ([*]/vial). The price for 500 mg strength Clinical Samples supplied to Peninsula hereunder shall be separately agreed upon by the Parties. All payments for the supply of the Clinical Samples by Shionogi shall be made in [*] and Shionogi shall deliver to Peninsula such Clinical Samples after Shionogi confirms the remittance for each shipment made by Peninsula to the bank account of Shionogi designated in Section 5.3.

8.6  Acceptance and Rejection of Clinical Samples

(a) All Clinical Samples supplied to Peninsula hereunder shall conform to the Specifications and shall be manufactured in compliance with [*]. Promptly after Peninsula or its designee receives the Clinical Samples supplied by Shionogi, Peninsula or its designee shall conduct an initial acceptance test to detect visible defects (such as broken or crushed vials) and to discover any shortfalls in the quantity delivered within thirty (30) days after delivery of the Clinical Samples to the delivery destination set forth in the applicable purchase order. If as a result of such initial acceptance test, Peninsula discovers Clinical Samples that are defective or do not conform to the Specifications ("Defective Products"), or any shortage of Clinical Samples with respect to the quantity delivered, Peninsula shall notify Shionogi in writing, which notice shall identify in reasonable detail the nature of the defect or shortage.

(b) If Peninsula discovers that Clinical Samples are Defective Products and that the nature of such defect could not have been discovered by performing the initial acceptance test of the Clinical Samples set forth in Section 8.6(a) within thirty (30) days after delivery of the Clinical Samples, Peninsula may revoke its acceptance of such Defective Products by providing written notice to Shionogi of such revocation. Such notice shall identify in reasonable detail the nature of the defect and shall be provided within thirty (30) days of determining the existence of the defect but no later than [*] months after the delivery of the Clinical Samples.

(c) If it is determined that any non-conformity with the Specifications and/or shortage of quantity is attributable to Shionogi after Shionogi's confirmation of the notice together with relative information supplied by Peninsula under Section 8.6(a) or 8.6(b), Shionogi shall, at Peninsula's option and at Shionogi's expense, refund

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     Peninsula for the amount paid for such Defective Products under Section
     8.5, replace such Defective Products or make up the shortage in quantities of Clinical Samples, as applicable, as soon as reasonably possible.

(d) If Shionogi disagrees with Peninsula's claim that certain Clinical Samples are Defective Products, the Parties will first use good faith efforts to settle such dispute within thirty (30) days of Peninsula's notice of such defects; if they are unable to do so within such time period, the dispute will be resolved by a mutually acceptable independent third party tester after analysis of the relevant Clinical Samples. Such third party tester shall determine whether such Clinical Samples are defective, and the Parties agree that such tester's determination shall be final, binding, and determinative as to whether such Clinical Samples are Defective Products. The Party against whom the third party tester rules shall bear all costs of the third party testing.

ARTICLE 9  COMMERCIAL SUPPLY

9.1  Commercial Supply of the Licensed Products

(a) It is a common intention of the Parties, as of the Effective Date, that Shionogi will manufacture or have manufactured and supply to Peninsula, and Peninsula will purchase exclusively from Shionogi, Peninsula's entire requirements of the Licensed Products (in final form and in compliance with GMP) for commercial sale by Peninsula in the Territory. Promptly after the Effective Date, the Parties shall discuss and negotiate in good faith the terms and conditions for such supply of the Licensed Products, which terms shall be commercially reasonable and typical for transactions of this type; provided, however, that the price per 250 mg vial of Licensed Product for commercial sale shall be [*]. Further, the Parties shall discuss an appropriate form of the Compound (i.e., bulk Compound or nude vial) to be supplied to Peninsula, if necessary. The Parties shall use diligent efforts to enter into an agreement governing the terms and conditions of Shionogi's supply of Peninsula's requirements of Licensed Products for commercial sale by the Target Date (as hereinafter defined).

(b) Based on Peninsula's independent third party inspection of the facilities at which Shionogi will manufacture Licensed Products, as well as Peninsula's consultation with experts regarding FDA compliance, Peninsula agrees that the current manufacturing process for the Licensed Products at Shionogi's current facilities is sufficient for the manufacture of Clinical Samples for use in clinical studies of the Licensed Product in

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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     the United States. However, the Parties understand and agree that a [*] to include the [*] would be beneficial to both Parties. Shionogi agrees that it [*], in addition to other slight modifications, at [*] in order to supply Licensed Products in compliance with GMP for commercial sale and/or for pre-approval inspection by a Regulatory Authority. Accordingly, Shionogi hereby agrees to use diligent and reasonable efforts to (i) [*] to its [*], including the [*] to the [*], in order to manufacture the Licensed Products in compliance with GMP or, in the alternative, (ii) enter into an agreement with a third party contractor for the manufacture of Licensed Products in accordance with GMP, no later than [*] years prior to the date on which Peninsula anticipates launching the first Licensed Product in any country in the Territory.

(c) If Shionogi foresees that, despite diligent and reasonable efforts, it will not be able to or otherwise will elect not to manufacture or have manufactured and supply to Peninsula its requirements of Licensed Products in compliance with GMP for commercial sale by Peninsula in the Territory, for any reason, then Shionogi will promptly notify Peninsula in writing of such situation, but in no event later than [*] years prior to the date on which Peninsula anticipates launching the first Licensed Product in any country in the Territory. If Shionogi provides such notice to Peninsula, Peninsula and Shionogi will immediately convene a meeting to seek all appropriate means of solution, including without limitation further search for a possible third party contractor as a source for manufacturing (on Shionogi's behalf) the Licensed Product to be supplied to Peninsula. In any event, Shionogi shall manufacture or have manufactured and supply to Peninsula its requirements of GMP-compliant bulk Compound necessary to manufacture or have manufactured Licensed Products for commercial sale by Peninsula in the Territory at a supply price to be negotiated by the Parties that is appropriate under the circumstances. If the Parties cannot establish the means of solution within [*] days of convening the first such meeting, Shionogi is deemed to grant to Peninsula a license in the Territory with rights to grant sublicenses to third parties, under the Licensed Patents, Know-How and any other intellectual property Controlled by Shionogi covering or claiming the manufacture of the Compound and/or the Licensed Product on commercially reasonable terms and conditions to be mutually agreed by the Parties, taking into account the circumstances under which such license is being granted to Peninsula.

9.2  [*]

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     Peninsula and Shionogi agree to discuss in good faith an appropriate mechanism by which the supply price per 250 mg and/or 500 mg vial of Licensed Product for commercial sale will be [*] of Licensed Products purchased by Peninsula.

9.3  Target Date

     The Parties shall make their reasonable best efforts to conclude the agreement setting forth the result of discussions stipulated in Sections
     9.1 and 9.2 by September 30, 2002 or such other date to be mutually agreed by the Parties ("Target Date"). If, despite serious and faithful discussion and good faith efforts, the Parties are unable to enter into such agreement by the Target Date, such dispute shall be referred to the President of Peninsula and the [*] of Shionogi or other appropriate officer of Shionogi who shall meet promptly and use good faith and diligent efforts for final resolution.

ARTICLE 10 SALES REPORT

     Peninsula shall submit to Shionogi a detailed sales report on a quarterly and country by country basis, including the number of Licensed Products sold during each month of such quarter to customers, no later than [*] days after the end of each calendar quarter.

ARTICLE 11. SERIOUS ADVERSE DRUG REACTION REPORTING.

     Peninsula shall be responsible for receiving, investigating, and documenting all serious adverse drug reactions relating to the use of the Licensed Products which require reporting to appropriate Regulatory Authorities. Peninsula will be solely responsible for filing all post-marketing reports of such serious adverse drug reactions required by Regulatory Authorities, or as required by applicable laws or regulations. During the term of this Agreement, in the event that each Party receives a report of a serious adverse drug reaction relating to the use of a Licensed Product anywhere in the world, it shall immediately notify the other in writing. The Parties shall periodically exchange a summary of all serious adverse drug reactions of Licensed Products during the term of this Agreement and shall separately agree on detailed procedure for exchanging and reporting the information.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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ARTICLE 12 INTELLECTUAL PROPERTY RIGHTS

12.1 Representation and Warranty.

     UNLESS OTHERWISE PROVIDED HEREIN, SHIONOGI MAKES NO REPRESENTATIONS AND WARRANTS, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPOUND AND/OR THE LICENSED PRODUCT, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS, NON-INFRINGEMENT OF ANY THIRD PARTY'S PATENT OR THE NON-EXISTENCE OF ANY INFRINGEMENT OF THE LICENSED PATENTS IN THE TERRITORY.

12.2 Prosecution and Maintenance.

     During the term of this Agreement, Shionogi, [*], shall use diligent, good faith efforts to file, prosecute and maintain any patent applications and patents within the Licensed Patents. Shionogi shall use reasonable best efforts to extend the term of the Licensed Patents covering the Compound and/or the Licensed Product and Peninsula shall cooperate with Shionogi in obtaining such extension. Shionogi shall keep Peninsula continually informed of such prosecution efforts and shall reasonably consider Peninsula's comments on such prosecution.

12.3 Infringement.

(a) In the event that a Party becomes aware of any alleged or threatened infringement of the Licensed Patents in the Territory, such Party shall promptly notify the other Party in writing. Shionogi shall have the right, but not the obligation, at its discretion and expense, to enforce the Licensed Patents against such infringement, and to defend the Licensed Patents against any claims of invalidity or unenforceability in the Territory. Peninsula shall give Shionogi all reasonable information and assistance with respect to such enforcement. Except as set forth in Section 12.3(b), any damages or remuneration received as a result of such action shall be [*] after reimbursing for the costs and expenses incurred by Peninsula for its assistance.

(b) Peninsula shall have the right, but not the obligation, at its discretion and expense, to join in such action and seek damages for its lost profits caused by such infringement. Any damages or remuneration received as a result of such action shall be applied first to reimburse each Party for the costs and expenses incurred in such action. Any

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     remaining amount of such damages or remuneration shall be allocated by the
     Parties [*] of the Parties.

(c) If Shionogi does not take any legal action for any reason with respect to such infringement within one hundred twenty (120) days following Peninsula's notification, Peninsula shall have the right to bring any appropriate suit or action against the infringer at Peninsula's expense. Shionogi shall give Peninsula all reasonable information and assistance with respect to such infringement. Any damages or remuneration received as a result of such action shall be [*] after reimbursing any cost and expenses incurred by Shionogi for its assistance.

12.4 Generic compound

     If any of the patents included within the Licensed Patents are held invalid or unenforceable, and as a result, a generic version of the Licensed Product enters the pharmaceutical market in the Territory and the volume share of such generic version equals or exceeds [*] percent or more of the total sales of all Licensed Products in a country in the Territory during the term of this Agreement, Shionogi and Peninsula will negotiate in good faith a revision of financial conditions to be agreed by the Parties in accordance with Article 9.

12.5 Inventions.

(a) If any inventions (an "Invention") are made pursuant to work conducted under this Agreement, such Invention shall belong to the Party making the Invention and such Party shall have the right to file, prosecute and maintain patent applications and patents covering Inventions made solely by that Party.

(b) If Shionogi makes an Invention that is necessary or useful for Peninsula to develop, import, use, market or sell the Licensed Product, such Invention shall be included in the definition of the Know-How or the Licensed Patents, as the case may be, and shall be added to Appendix II hereto promptly after Shionogi files patent applications relating to such Invention.

(c) If Peninsula makes an Invention that is necessary or useful for Shionogi to develop, import, use, market or sell the Licensed Product outside the Territory, Peninsula shall grant to Shionogi [*] license with a right to grant sublicenses under the patents claiming such Invention solely for use in using, manufacturing, developing and commercializing the Licensed Product outside the Territory.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(d)  If the Invention is jointly made by the Parties, Shionogi and Peninsula shall determine in good faith whether or not patent applications should be filed concerning such jointly-owned Invention and which Party shall be responsible for filing and prosecuting any patent applications filed. The Parties shall share the costs in filing any patent applications, obtaining and maintaining any patents covering the joint Invention.

ARTICLE 13 TRADEMARK

     The Licensed Products sold in the Territory shall bear a trademark ("Trademark") chosen and owned by Peninsula. Peninsula, at its reasonable discretion, may use the trademark (if any) owned by Shionogi for the marketing of the Licensed Products (the "Shionogi Trademark") for so long as Peninsula markets the Licensed Products. If Peninsula desires to use the Shionogi Trademark, then to the extent legally permitted, Shionogi shall grant the right to use the Shionogi Trademark for such purpose free of charge during the term of this Agreement. The Licensed Products sold in the Territory shall bear the Shionogi name or logo (the "Marks"), as provided in Subsection 6.3(b), and Shionogi grants Peninsula the right to use the Marks to the extent necessary for Peninsula to fulfill the obligations set forth in Subsection 6.3(b) applicable to the Licensed Products sold in the Territory. Peninsula will have no obligation to pay royalties for such use of the Marks and Shionogi Trademark during the term the Agreement. If Shionogi desires to use the Trademark owned or Controlled by Peninsula to market products containing the Compound outside the Territory, then to the extent legally permitted, Peninsula shall grant the right to use the Trademark for such purpose free of charge for so long as Shionogi (or its licensee) markets and sells any products containing the Compound outside the Territory. Shionogi shall not use the Trademark outside the scope of this Agreement and shall use the Trademark in accordance with Peninsula's then-current reasonable trademark guidelines, if any, as provided to Shionogi in writing in advance of any such use as they may be updated from time to time by Peninsula, or alternatively, with Peninsula's prior written approval for such use.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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ARTICLE 14 INDEMNIFICATION

14.1 Indemnification by Shionogi.

     Shionogi shall indemnify, defend and hold Peninsula and Peninsula's Affiliates and Sublicensees harmless from and against any and all liabilities, demands, damages, losses, costs, expenses or money judgments (including reasonable attorney's fees and expenses of litigation) arising or resulting from any claims made or suits which arise or result from (i) the manufacture and/or supply of the Licensed Product by or under the control of Shionogi, (ii) the breach of any obligations or warranties hereunder by Shionogi, (iii) the intentional act or omission or the negligence of Shionogi, or (iv) the use of the Trademark in connection with the marketing and/or sale of products containing the Compound outside the Territory, unless such liabilities, demands, damages, losses, costs, expenses or money judgments arise or result from the intentional act or omission or the negligence of Peninsula. Such indemnity shall not apply to the extent that Peninsula has an indemnity obligation for such claim pursuant to Section 14.2, or if Peninsula fails to comply with the indemnification procedures set forth in Section 14.3.

14.2 Indemnification by Peninsula.

     Peninsula shall indemnify and hold Shionogi and its Affiliates harmless from and against any and all liabilities, demands, damages, losses, costs, expenses or money judgments (including reasonable attorney's fees and expenses of litigation) arising or resulting from any claims made or suits which arise or result from (i) Peninsula's development, distribution, marketing and promotion of the Licensed Product in and for the Territory,
     (ii) Peninsula's exploitation or use of the Licensed Patents, Know-How or Marks, (iii) the breach of any obligations hereunder by Peninsula or (iv) the intentional act or omission or the negligence of Peninsula unless such liabilities, demands, damages, losses, costs, expenses or money judgments arise or result from the intentional act or omission or the negligence of Shionogi. Such indemnity shall not apply to the extent that Shionogi has an indemnity obligation for such claim pursuant to Section 14.1, or if Shionogi fails to comply with the indemnification procedures set forth in
     Section 14.3.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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14.3 Control of Defense.

     If either Party is entitled to indemnification under this Article 14 (the "Indemnified Party"), it shall give written notice to the Party providing indemnification (the "Indemnifying Party") of any claims that may be subject to indemnification promptly after learning of such claims, and the Indemnifying Party shall assume the defense of such claims with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed by the Indemnifying Party with counsel so selected, the Indemnifying Party shall not be subject to any liability for any settlement of such claims made by the Indemnified Party without the Indemnifying Party's consent (but such consent shall not be unreasonably withheld or delayed), and shall not be obligated to pay the fees and expenses of any separate counsel retained by the Indemnified Party with respect to such claims.

ARTICLE 15 NON-COMPETITION

     Peninsula shall not distribute, sell, market or promote, during the term of this Agreement, any injectable carbapenem antibiotics other than the Licensed Product in the Territory.

ARTICLE 16 CONFIDENTIALITY AND LIMITATION-ON-USE

16.1 Obligation

     Except to the extent expressly authorized by this Agreement, during the term of this Agreement and for a period of five (5) years after termination or expiration of this Agreement, each Party agrees to keep Information and/or Know-How received from the other Party (including the information received from the other Party under the Secrecy Agreement or Letter of Intent) (collectively "Confidential Information") confidential and not to disclose the same to any third party without the prior written consent of the other Party except as otherwise permitted in this Article 16, and to use the other Party's Confidential Information only for the purpose of this Agreement.

     The obligations set forth above do not apply to the following Confidential Information that the receiving Party can demonstrate by competent written proof:

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     (i)   is or becomes publicly known through no fault of the receiving Party,

     (ii) is already known to the receiving Party, other than under an obligation of confidentiality, prior to disclosure by the disclosing Party as evidenced by the business records of the receiving Party,

     (iii) is learned by the receiving Party from a third party under no obligations of confidentiality with respect thereto; or

     (iv) is developed independently by employees of the receiving Party who had no access to the Confidential Information.

16.2 Authorized Disclosure.

     Each Party may disclose Confidential Information received from the other Party to the extent such disclosure is reasonably necessary for the following reasons:

     (a)  filing or prosecuting the Licensed Patents;

     (b)  regulatory filings to the Regulatory Authorities;

     (c)  prosecuting or defending litigation;

     (d)  complying with applicable governmental regulations;

     (e) conducting pre-clinical or clinical trials of the Licensed Product in the Territory; and

     (f) disclosure to Affiliates, Sublicensees, advisors, consultants, contract research organizations or other persons or entities who agree to be bound by similar terms of confidentiality and limitation-on-use obligations set forth in Section 16.1 hereof.

     Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this
     Section 16.2 it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of, or obtain a protection order or other similar order for, such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of confidential information hereunder.

ARTICLE 17 TERM AND TERMINATION

17.1 Term

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     This Agreement will become effective as of the Effective Date and continue to be effective until the later of (a) the expiration of the last to expire of the Licensed Patents owned or Controlled by Shionogi, or (b) ten (10) years after the first commercial launch of the Licensed Product in the Territory on a country-by-country basis.

17.2 Right to Terminate of Shionogi

     Shionogi has the right to terminate this Agreement as follows:

     (a) If Peninsula fails to achieve the milestones set forth in the then-current Development Plan for first dosing for human as to the Phase II and/or Phase III clinical trials, submitting an NDA or obtaining Registration Approval for the Licensed Product by [*] months or more and such delay is attributable to Peninsula's negligence or willful misconduct, Shionogi shall provide written notice to Peninsula of such material failure. If Peninsula does not initiate diligent efforts to address and minimize the delay to Shionogi's reasonable satisfaction within [*] days after the date on which it receives notice of failure, Shionogi shall have the right to terminate on written notice,

     (b) If there occurs a change in control in Peninsula and (i) the acquiring company elects not to further develop and/or market the Compound and/or the Licensed Product or (ii) the acquiring company is developing and/or marketing any injectable carbapenem antibiotics,

     (c) In the event Peninsula materially breaches any of the provisions of this Agreement and fails to remedy such breach within sixty (60) days after receiving notice thereof from Shionogi (except as provided in subsection (a) above), or

     (d) On written notice, in the event Peninsula commences liquidation proceedings, is subject to an assignment for the benefit of creditors, or ceases to carry on its business in the normal course.

17.3 Right to Terminate of Peninsula

     Peninsula has the right to terminate this Agreement:

     (a) In the event Peninsula determines that it is not feasible to pursue the development, launch or sale of the Licensed Product due to [*], and/or [*] reasons, including but not limited to [*] caused by the Compound and/or the Licensed Product and the [*] of the Licensed Product, Peninsula may provide written notice to Shionogi of such determination, together with competent information thereof (the "Determination Notice") and have serious discussions with Shionogi. Peninsula may terminate

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          effective upon written notice thirty (30) days after Shionogi's receipt of the Determination Notice,

     (b) In the event Shionogi materially breaches any of the provisions of this Agreement and fails to remedy such breach within sixty (60) days after receiving notice thereof from Peninsula, or

     (c) Upon thirty (30) days' written notice in the event Shionogi commences liquidation proceedings, is subject to an assignment for the benefit of creditors, or ceases to carry on its business in the normal course.

17.4 Expiration of this Agreement

     Upon expiration of this Agreement pursuant to Section 17.1 hereof:

     (a) Peninsula's obligation to purchase from Shionogi, and Shionogi's obligation to sell to Peninsula Licensed Products will cease; provided, however, that either Party shall not be relieved from performing any obligations accrued prior to the date this Agreement terminates. If Peninsula desires to continue purchasing the Licensed Product from Shionogi after the expiration of this Agreement, the Parties shall negotiate in good faith the terms and conditions therefor.

     (b) Peninsula's license will revert to a perpetual, irrevocable, non-exclusive, royalty-free license with regard to the use of Know-How. If Peninsula has been using the Shionogi Trademark and desires to continue using such trademark after the expiration of this Agreement, the Parties will enter into a trademark license agreement covering use of the Shionogi Trademark under mutually agreed conditions.

17.5 Early termination of this Agreement

     Upon early termination of this Agreement pursuant to Section 17.2 or Subsection 17.3(a):

     (a) Peninsula shall immediately cease to develop, distribute, market and promote the Licensed Product and shall destroy or return to Shionogi all Peninsula's inventory stock of the Licensed Product at the time of termination in accordance with Shionogi's instruction.

     (b) Peninsula shall return any Know-How received from Shionogi under this Agreement.

     (c) Peninsula shall transfer and/or cause to transfer to Shionogi or Shionogi's designee(s) the [*], with Shionogi [*] Peninsula for [*] in connection with such transfer.

17.6 Damages

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     Termination of this Agreement by the non-breaching Party shall in no way affect or limit such non-breaching Party's right to claim against the breaching Party for any damages arising out of the breach of this Agreement.

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) ARISING OUT OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS
     SECTION 17.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 14, OR DAMAGES AVAILABLE FOR BREACH UNDER ARTICLE 16.

17.7 Survival

     Any provisions of Article, Sections or Subsections 3.3(e), 12.1, 12.3, 12.5, 14, 16, 17.6, and 17.7 of this Agreement shall survive the termination or expiration of this Agreement.

ARTICLE 18 FORCE MAJEURE

     Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure, i.e. any events beyond the reasonable control of the Party which shall include, but not be restricted to, fire, flood, earthquake, explosion, riot, strike, lockout, war and regulations of any governmental authority. The affected Party shall promptly provide notice of such force majeure to the other Party. Such excuse of performance shall continue for so long as the condition constituting force majeure continues and solely to the extent the inability to perform is caused by such condition, and provided that the affected Party takes reasonable efforts to avoid the affects of such condition and to perform if possible. Notwithstanding the foregoing, a force majeure condition shall not excuse Peninsula for making any payments owed hereunder, unless such force majeure event actually prevents Peninsula's ability to make such payment. Either Party shall notify the other Party promptly in the event of any indications of any force majeure conditions occurring and shall discuss the effect of such conditions on this Agreement and the

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     measures to be taken. Each Party shall use its best efforts to reasonably avoid or restrict any detrimental effects in connection with such incidents.

ARTICLE 19 PUBLIC ANNOUNCEMENT

     Either Party shall be free to make a public announcement regarding the existence of this Agreement but not the terms and conditions hereof. If a Party wishes to make a public announcement regarding the terms and conditions of this Agreement, such Party shall provide the other Party with a copy of any proposed announcement text or other relevant information proposed to be published at least sixty (60) days prior to the scheduled publication date for the other Party to review and comment.

ARTICLE 20 MISCELLANEOUS

20.1 Notice

     Any notice or other communication required or permitted under this Agreement shall be in writing, in English, addressed to the appropriate Party at the address given on the first page of this Agreement or to such other address as may be specified by a Party in accordance with this
     Section 20.1, and shall be deemed to have been duly given (a) when received, if hand-delivered, sent by a reputable overnight service, or by facsimile (provided that such facsimile is later confirmed in writing) or,
     (b) five (5) business days after mailing, if placed in the mail for delivery by registered or certified mail, return receipt requested, postage prepaid.

20.2 Entire Agreement/Amendments

     This Agreement including the Appendices attached hereto and made a part hereof embodies the entire agreement between the Parties concerning the subject matter hereof, and all prior representations, warranties or agreements relating hereto are hereby terminated and shall be of no force or effect whatsoever. No amendment, change, modification nor alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the Parties.

20.3 Assignment

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     This Agreement is personal in its nature and neither Party shall assign any right or obligation hereunder, except those expressly provided herein, without the prior written consent of the other Party. Notwithstanding the foregoing, subject to Subsection 17.2 (b), either Party may assign this Agreement to its successor in interest in connection with any merger, acquisition, reorganization, consolidation or sale of all or substantially all of the assets of the business to which this relates. This Agreement shall be binding upon and, subject to the terms of the foregoing sentence, inure to the benefit of the Parties' successors, and permitted assigns.

20.4 Severability

     In case any provision in this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provision hereof shall not in any way be affected or impaired thereby.

20.5 Relationship of the Parties.

     This Agreement shall not constitute any Party the legal representative or agent of the other, nor shall any Party have the right or authority to assume, create, or incur any third-party liability or obligation of any kind, either express or implied, against, in the name of, or on behalf of the other except as expressly set forth in this Agreement.

20.6 Headings.

     The headings contained in this Agreement have been added for convenience only and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

20.7 Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

20.8 Export Control.

     This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Shionogi or Peninsula from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

ARTICLE 21 GOVERNING LAW AND DISPUTE RESOLUTION

21.1 Governing Law

     This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws. This Agreement was prepared in the English language, which language shall govern the interpretation of and any dispute regarding the terms of the Agreement.

21.2  Dispute Resolution.

(a) Any controversies, disputes, or claims arising between in the Parties in connection with this Agreement that the Parties are unable otherwise to resolve shall be referred to the President of Peninsula and the [*] of Shionogi or other appropriate officer of Shionogi appointed by Shionogi, who shall promptly meet and use good faith, diligent efforts to seek to resolve the matter. If such officers are unable to resolve a matter presented to them under the preceding sentence within [*] days of referral, and if such dispute relates to scientific or technical issues, the Parties shall mutually agree upon an independent third party with an appropriate scientific background to resolve such dispute. Such independent third party's decision shall be binding on the Parties. All other disputes that the officers are unable to resolve shall be referred to arbitration in accordance with Subsection 21.2(b).

(b) Any controversy or disputes or claims arising between the Parties in connection with this Agreement which are not scientific or technical and have not been settled by the officers of the Parties under Subsection 21.2(a) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in Paris, France, by one or more arbitrators appointed in accordance with said Rules. The arbitration shall be held in San Francisco (the United States) if requested by Shionogi, or in Osaka (Japan) if requested by Peninsula. Any award or decision made in such arbitration shall be final and binding upon the Parties.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

For and on behalf of                  For and on behalf of
Shionogi & Co., Ltd.                  Peninsula Pharmaceuticals, Inc.

/s/ Reiji Takeda                      /s/ Paul F. Truex
-----------------------------------   ----------------------------------
Name: Reiji Takeda                    Name:  Paul F. Truex
Title: Director and General Manager   Title:    President
Date: July 11, 2002                   Date: July 11, 2002

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                      Appendix I

[Chemical formula of the Compound]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                     Appendix II

[List of Licensed Patents]

UNITED STATES

          Patent No. or                       Expiry date*
         Application No.
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]

CANADA
          Patent No. or                       Expiry date*
         Application No.
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]

MEXICO
          Patent No. or                       Expiry date*
         Application No.
               [*]                                 [*]
               [*]                                 [*]

* Original term without extension

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    Appendix III

     I.   [*]

     II.  [*]

     III. [*]

     IV.  [*]

     V.   [*]

     VI.  [*]

     VII. [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                     Appendix IV

[Development Plan to be separately attached]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                      Appendix V

[Specifications of the Licensed Product]

Test                                              Acceptance Limits
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]
[*]                                                   [*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.